TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	13 Weeks	13 Weeks	13 Weeks	13 Weeks	52 Weeks
	Ended	Ended	Ended	Ended	Ended
	Mar 27,	Jun 26,	Sep 25,	Dec 25,	Dec 25,
	2010	2010	2010	2010	2010

Net Sales:
Europe	$224.4	$186.5	$155.5	$229.6	$796.0
Asia Pacific	126.8	137.0	145.2	175.0	584.0
TW North America	77.2	90.5	78.5	85.3	331.5
Beauty North America	93.5	106.6	96.7	109.3	406.1
South America	35.2	44.5	47.3	55.8	182.8

	$557.1	$565.1	$523.2	$655.0	$2,300.4

Segment profit:
Europe	$46.7	$25.9	$16.6	$57.5	$146.7
Asia Pacific	18.7	25.1	29.5	38.6	111.9
TW North America	8.4	20.0	9.8	14.7	52.9
Beauty North America	9.6	17.4	12.5	19.5	59.0
South America	0.9	6.3	7.4	9.9	24.5

	84.3	94.7	75.8	140.2	395.0

Unallocated expenses	(12.7)	(12.6)	(16.0)	(15.5)	(56.8)
Gains on disposal of assets including insurance recoveries	-	-	0.2	-	0.2
Re-engineering and impairment charges	(1.6)	(2.0)	(0.4)	(3.6)	(7.6)
Impairment of goodwill and intangible assets	-	-	-	(4.3)	(4.3)
Interest expense, net	(7.0)	(6.4)	(6.5)	(6.9)	(26.8)

Income before taxes	63.0	73.7	53.1	109.9	299.7
Provision for income taxes	15.9	15.8	13.2	29.2	74.1
Net income	$47.1	$57.9	$39.9	$80.7	$225.6

Net income per common share (diluted)	$0.73	$0.90	$0.62	$1.26	$3.53

Weighted Average number of diluted shares	63.9	63.9	63.8	63.8	63.8

	13 Weeks	13 Weeks	13 Weeks	13 Weeks	52 Weeks
	Ended	Ended	Ended	Ended	Ended
	Mar 28,	Jun 27,	Sep 26,	Dec 26,	Dec 26,
	2009	2009	2009	2009	2009

Net Sales:
Europe	$185.2	$181.5	$161.4	$240.8	$768.9
Asia Pacific	95.6	116.0	131.2	151.2	494.0
TW North America	61.2	81.0	78.5	76.2	296.9
Beauty North America	87.4	103.1	97.2	103.9	391.6
South America	33.4	43.1	45.7	53.9	176.1

	$462.8	$524.7	$514.0	$626.0	$2,127.5

Segment profit:
Europe	$30.4	$30.9	$18.3	$62.2	$141.8
Asia Pacific	10.0	18.4	24.5	32.0	84.9
TW North America	2.5	13.5	10.2	14.1	40.3
Beauty North America	9.6	17.4	9.7	15.5	52.2
South America	2.7	5.6	0.9	3.5	12.7

	55.2	85.8	63.6	127.3	331.9

Unallocated expenses	(12.8)	(11.2)	(11.3)	(16.6)	(51.9)
Gains on disposal of assets including insurance recoveries	-	10.1	-	11.8	21.9
Re-engineering and impairment charges	(2.7)	(1.4)	(2.4)	(1.5)	(8.0)
Impairment of goodwill and intangible assets	-	(28.1)	-	-	(28.1)
Interest expense, net	(7.4)	(6.2)	(7.6)	(7.5)	(28.7)

Income before taxes	32.3	49.0	42.3	113.5	237.1
Provision for income taxes	6.7	15.9	10.0	29.4	62.0
Net income	$25.6	$33.1	$32.3	$84.1	$175.1

Net income per common share (diluted)	$0.41	$0.52	$0.50	$1.31	$2.75

Weighted Average number of diluted shares	62.5	63.0	64.0	64.3	63.4